United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: September 10, 2015
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130

(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2015, Realty Income Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Jefferies LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and UBS Securities LLC (each, an “Agent” and together, the “Agents”) providing for the offer and sale of up to 12,000,000 shares of the Company’s common stock from time to time through the Agents, acting as the Company’s sales agents, or directly to one or more of the Agents, acting as principal.

Sales of shares of the Company’s common stock, if any, as contemplated by the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  None of the Agents is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the shares of common stock designated by the Company from time to time in accordance with the Company’s instructions. The Company will pay each of the Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of the Company’s common stock sold through such Agent, as the Company’s sales agent, subject to certain exceptions set forth in the Sales Agreement.  The Sales Agreement provides that the Company may sell shares of its common stock through only one Agent on any trading day.

Under the Sales Agreement, the Company may also sell shares of its common stock to one or more of the Agents, as principal for their own respective accounts, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to an Agent, as principal, the Company will enter into a separate terms agreement with that Agent setting forth the terms of the transaction.

The Company intends to use any net proceeds from the sale of the shares under the Sales Agreement for general corporate purposes, which may include, among other things, the repayment or repurchase of the Company’s indebtedness (including borrowings under the Company’s $2.0 billion acquisition credit facility), the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in the Company’s portfolio.

The Sales Agreement is filed herewith as Exhibit 1.1. The description of the Sales Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated September 10, 2015, between the Sales Agents and the Company.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2015	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer

Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Sales Agreement, dated September 10, 2015, between the Sales Agents and the Company.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).